UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 26, 2007

Black Gaming, LLC
(Exact name of registrant as specified in its charter)

Nevada	333-123179	20-8160036
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10777 W Twain Ave, Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 318-6860

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 - Entry into a Material Definitive Agreement.

On October 26, 2007, our direct and indirect wholly owned subsidiaries, Virgin River Casino Corporation, RBG, LLC, B & BB, Inc., Casablanca Resorts, LLC, Oasis Interval Ownership, LLC, Oasis Interval Management, LLC, and Oasis Recreational Properties, LLC (collectively, the “Company”) entered into a First Amendment to Credit Agreement (the “First Amendment”) with Wells Fargo Foothill, Inc. (“Wells Fargo”).  The First Amendment amends certain terms of the Credit Agreement dated December 20, 2004 (the “Credit Agreement”) by and between the Company and Wells Fargo.  The Credit Agreement was filed as an exhibit to the Company’s Form S-4 filed with the Securities and Exchange Commission on March 8, 2005 and is incorporated herein by reference.

The First Amendment increases the Company’s allowable Capital Expenditures from $8,000,000 to $18,000,000 in fiscal year 2007 and from $8,000,000 to $19,000,000 in fiscal year 2008.  The First Amendment also modifies the definition of “EBITDA” and changes some of the Company’s reporting obligations.

The foregoing summary of the First Amendment is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit	Name

	Exhibit 10.1	First Amendment to Credit Agreement dated October 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Gaming, LLC

Date: October 31, 2007
	By:	/s/ Jason Goudie
Jason Goudie
	Its:	Chief Financial Officer